UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2006
ARADIGM CORPORATION

(Exact name of registrant as specified in its charter)

California	0-28402	94-3133088

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3929 Point Eden Way
Hayward, CA 94545

(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code (510) 265-9000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The Compensation Committee of the Board of Directors of Aradigm Corporation (the “Company”) approved 2006 base salaries for the following executive officers and in the following amounts, effective as of March 7, 2006 and retroactive to January 1, 2006:

Officer Name	2006 Salary

V. Bryan Lawlis, Jr., Ph.D. President and Chief Executive Officer	$340,000

Thomas C. Chesterman Senior Vice President and Chief Financial Officer	$306,000

Bobba Venkatadri Senior Vice President, Operations	$291,000

Babatunde A. Otulana, M.D. Senior Vice President, Clinical Development, Regulatory Affairs and Quality	$289,000

Stephen J. Farr, Ph.D. Senior Vice President and Chief Scientific Officer	$291,000
In addition, as of March 7, 2006, the Compensation Committee approved the award of stock options to certain of the Company’s executive officers to purchase shares of the Company’s common stock, as set forth in the table below. All options have a per share exercise price of $3.77, and vest with respect to 25% of the shares underlying each option on March 7, 2007, with the balance to vest thereafter in twelve equal quarterly installments.

Officer Name	Number of Shares

V. Bryan Lawlis, Jr., Ph.D.	150,000
Thomas C. Chesterman	80,000
Stephen J. Farr, Ph.D.	60,000
Babatunde A. Otulana, M.D.	60,000
Bobba Venkatadri	40,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARADIGM CORPORATION

Dated: March 13, 2006	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
	Title:	Chief Financial Officer and Secretary